Exhibit 10.5
REINSURANCE GROUP OF AMERICA, INCORPORATED
FLEXIBLE STOCK PLAN
PERFORMANCE SHARE UNIT AGREEMENT
Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), and __________________ (“Employee”), hereby agree as follows:
SECTION 1
GRANT OF PERFORMANCE SHARES
Pursuant to the Reinsurance Group of America, Incorporated Flexible Stock Plan, as amended and restated effective May 23, 2017 (the “Plan”), and pursuant to action of the Committee charged with the Plan’s administration, the Company has granted to Employee, effective March 11, 2021 (the “Date of Grant”), subject to the terms, conditions and limitations stated in this Performance Share Unit Agreement (this “Agreement”), the Plan and the Company’s Executive Compensation Recoupment Policy (as discussed in Section 6(c)), an award of performance share units with respect to ___________ shares of Common Stock. The performance share units awarded to Employee in this Agreement are referred to herein as “Performance Shares.”
SECTION 2
TERMS OF GRANT
1.Vesting Date. Subject to the provisions of Sections 3 and 4, the vesting date for this award is December 31, 2022 (the “Vesting Date”).
2.Performance Period. The performance period for this award is the two (2) year period beginning January 1 of the year of the Date of Grant, and ending December 31 of the year following the year of the Date of Grant (i.e., year 2) (the “Performance Period”).
3.Payment.
i.Performance Shares Payable In Common Stock. Subject to early termination of this Agreement pursuant to Sections 4 or 5 below, as soon as practicable following the end of the Performance Period, the Company shall determine the Company’s performance of the following six measures: Adjusted Operating Return on Equity (as defined in Section 3(b)) for 2021; Adjusted Operating Return on Equity for 2022; Adjusted Operating Income (as defined in Section 3(c)) for 2021; Adjusted Operating Income for 2022; Book Value Per Share, Excluding AOCI (as defined in Section 3(d)) for 2021; and Book Value Per Share, Excluding AOCI for 2022. If the Committee determines that at least two of these performance measures have been attained as described in Section 3, on or after January 1 but no later than December 31 following the last day of the Performance Period, the Company will deliver to Employee one (1) share of the Company’s Common Stock for each Performance Share granted under this Agreement; provided, however, that any fractional Performance Share shall be paid in
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cash equal to such fraction of the Fair Market Value of a share of Common Stock on the date of payment; provided, further, that the Committee shall have the discretion to reduce or eliminate the number of shares of Common Stock delivered hereunder depending on the payout of other awards granted to Employee under the Plan.
ii.Dividend Equivalents. Performance Shares shall not include dividend equivalent payments or dividend credit rights.
SECTION 3
PERFORMANCE CRITERIA
i.Performance Criteria. The measures for the grant of Performance Shares subject to this Agreement are set forth in a memorandum provided to Employee by the Company.
2.Adjusted Operating Return on Equity. “Adjusted Operating Return on Equity” for the applicable year is the adjusted operating income for the year divided by average adjusted stockholders’ equity, as may be adjusted as provided in Section 3(e). Adjusted stockholders’ equity represents total stockholders’ equity excluding accumulated other comprehensive income. The average of adjusted stockholders’ equity will use monthly data points during the one-year evaluation period. Adjusted Operating Return on Equity, adjusted operating income and adjusted stockholders’ equity are non-GAAP financial measures.
3.Adjusted Operating Income. “Adjusted Operating Income” for the applicable year is net income excluding items approved by the Committee that are not indicative of the Company’s ongoing operations, as may be adjusted as provided in Section 3(e). Such items include, but are not limited to, substantially all of the after-tax effects of net investment related gains and losses, changes in the fair value of certain embedded derivatives and related deferred acquisition costs, any net gain or loss from discontinued operations, the cumulative effect of any accounting changes and certain tax related items. Adjusted Operating Income is a non-GAAP financial measure.
4.Book Value Per Share, Excluding AOCI. “Book Value Per Share, Excluding AOCI” for the applicable year is the Company’s adjusted stockholders’ equity divided by the end of period outstanding shares of Common Stock, as may be adjusted as provided in Section 3(e). Book Value Per Share, Excluding AOCI and adjusted stockholders’ equity are non-GAAP financial measures.
5.Potential Adjustment. Each of Adjusted Operating Return on Equity, Adjusted Operating Income and Book Value Per Share, Excluding AOCI may be adjusted by the Committee from time to time following the date of this Agreement to account for the effects of unusual or non-recurring accounting impacts or changes in accounting standards or treatment or any other unusual or extraordinary items as determined by the Committee from time to time.
SECTION 4
CONDITIONS AND LIMITATIONS ON RIGHT TO RECEIVE
PERFORMANCE SHARES OR COMMON SHARES
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1.Termination of Employment.
a.Death or Disability. If Employee ceases to be employed by the Company or any of its Affiliates prior to the Vesting Date due to death or Disability, Employee (or, upon Employee’s death, the legal representative of Employee’s estate or revocable living trust) shall receive a pro rata proportion of the shares of Common Stock that would have been issued to Employee under this Agreement, determined by multiplying such shares by a fraction, the numerator of which is the number of calendar months elapsed from January 1, 2021 during which Employee’s employment continued, and the denominator of which is 24. Such pro rata proportion shall be paid to Employee (or, upon Employee’s death, the legal representative of Employee’s estate or revocable living trust) at the same time and in the same manner as specified in Section 2(c) above. Employment for any portion of a calendar month shall be deemed employment for that calendar month. For purposes of this Agreement, “Disability” shall mean disability as defined in any long-term disability plan maintained by the Company or an Affiliate which covers Employee or, in the absence of any such plan, the physical or mental condition of Employee arising prior to the Vesting Date, which in the opinion of a qualified physician chosen by the Company prevents Employee from continuing employment with the Company and its Affiliates.
b.Retirement. If Employee ceases to be a full-time employee of the Company or any of its Affiliates (as may be determined by the Company or such Affiliate from time to time) at any time prior to December 31, 2021 due to Retirement, this Agreement will terminate and be of no further force or effect and the Performance Shares awarded to Employee hereunder shall be forfeited, unless otherwise determined by the Committee.
If Employee ceases to be employed by the Company or any of its Affiliates at any time during calendar year 2022 due to Retirement, Employee (or, upon Employee’s death following Retirement, the legal representative of Employee’s estate or revocable living trust) shall receive the shares of Common Stock that would have been issued to Employee under this Agreement had the Retirement not occurred, payable as set forth in Section 2(c) above; provided, however, that (i) Employee must maintain full-time equivalent employment status (as may be determined by the Company or such Affiliate) through December 31, 2021 and (ii) if, following any such Retirement, Employee is employed by or associated with an organization that competes with the Company or any of its Affiliates as determined by the Committee, this Agreement will terminate and be of no further force or effect and the Performance Shares awarded to Employee hereunder shall be forfeited, unless otherwise determined by the Committee.
For purposes of this Agreement, “Retirement” shall mean termination of employment with the Company and its Affiliates after Employee has attained a combination of age and years of service that equals at least sixty-five (65); provided that, (A) Employee has been employed by the Company and its Affiliates for at least five (5)
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years and (B) the maximum number of years of service credited for purposes of this calculation shall be ten (10).
c.Other Termination. If Employee’s employment with the Company and its Affiliates is terminated prior to payment of the shares of Common Stock as specified in Section 2(c) above, whether voluntarily or involuntarily, for any reason other than death, Disability or Retirement, this Agreement will terminate and be of no further force or effect and the Performance Shares awarded to Employee hereunder shall be forfeited, unless otherwise determined by the Committee.
SECTION 5
CHANGE OF CONTROL

Notwithstanding anything herein to the contrary, if a Change of Control occurs prior to the Vesting Date and prior to Employee’s death, Disability, Retirement or other termination of employment, Employee shall be deemed to have earned all of the Performance Shares granted hereunder. The number of shares of Common Stock due following a Change of Control determined in accordance with Sections 1 and 2(c) and this Section 5 (and, upon Employee’s death, Disability or Retirement prior to the Vesting Date, Section 4(a)) shall be delivered to Employee (or, upon Employee’s death, the legal representative of Employee’s estate or revocable living trust) at the same time and in the same manner as specified in Section 2(c) above. Section 4(a)(3) shall not apply in the case of involuntary termination of Employee’s employment by the Company or an Affiliate following a Change of Control other than for cause. For purposes of this Section, “cause” shall mean (a) any conduct, act or omission that is contrary to Employee’s duties as an officer or employee of the Company or any of its Affiliates, or that is inimical or in any way contrary to the best interests of the Company or any of its Affiliates, or (b) employment of Employee by or association of Employee with an organization that competes with the Company or any of its Affiliates, in each case as determined by the Committee.
SECTION 6
MISCELLANEOUS

    (a)    Rights in Shares Prior to Issuance. Prior to issuance of shares of Common Stock in accordance with Section 2(c), neither Employee nor his or her legatees, personal representatives or distributees (i) shall be deemed to be a holder of any shares of Common Stock represented by the Performance Shares awarded hereunder or (ii) have any voting rights with respect to any such shares.

    (b)    Non-assignability. The Performance Shares shall not be transferable by Employee other than by will or by the laws of descent and distribution; provided that, Employee may transfer the Performance Shares during his or her lifetime to a revocable living trust of which Employee is grantor, or to another form of trust indenture of which Employee is a grantor or a beneficiary.

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    (c)    Recoupment. The awards granted pursuant to this Agreement are subject to the terms and conditions contained in the Company’s Executive Compensation Recoupment Policy (the “Recoupment Policy”), which permits the Company to recoup all or a portion of awards made to certain employees upon the occurrence of any Recoupment Event (as defined in the Recoupment Policy).

(d)     Securities Law Requirements. The Company shall not be required to issue shares of Common Stock pursuant to this Agreement unless and until (i) such shares have been duly listed upon each stock exchange on which the Company’s Common Stock is then registered and (ii) a registration statement under the Securities Act of 1933, as amended, with respect to such shares is then effective.
    (e)    Designation of Beneficiaries. Employee may file with the Company a written designation of a beneficiary or beneficiaries to receive, upon Employee’s death, the shares of Common Stock determined in accordance with Section 4(a) and subject to all of the provisions of this Agreement. An Employee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to receive shares of Common Stock, the Committee may recognize only receipt of such shares by the personal representative of the estate of Employee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

    (f)    Changes in Capital Structure. If there is any change in the Common Stock by reason of any extraordinary dividend, stock dividend, spinoff, splitup, spinout, recapitalization, warrant or rights issuance or combination, exchange or reclassification of shares, merger, consolidation, reorganization, sale of substantially all assets or, as determined by the Committee, other similar or relevant event, then the number, kind and class of shares of Common Stock available for Performance Shares and the number, kind and class of shares of Common Stock subject to outstanding Performance Shares, as applicable, shall be appropriately adjusted by the Committee. The issuance of shares of Common Stock for consideration and the issuance of rights with respect to Common Stock shall not be considered a change in the Company’s capital structure. No adjustment provided for in this Section shall require the issuance of any fractional shares.

    (g)    Right to Continued Employment. Nothing in this Agreement shall confer on Employee any right to continued employment or interfere with the right of an employer to terminate Employee’s employment at any time.

    (h)    Tax Withholding. Employee must pay, or make arrangements acceptable to the Company for the payment of any and all federal, state and local tax withholding that in the opinion of the Company is required by law. Unless Employee satisfies any such tax withholding obligation by paying the amount in cash or by check, the Company will withhold shares of Common Stock having a Fair Market Value on the date of withholding equal to the tax withholding obligation.
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(i)    Copy of Plan. By signing this Agreement, Employee acknowledges receipt of a copy of the Plan and any offering circular related to the Plan.
(j)    Choice of Law; Venue. This Agreement will be governed by the laws of the State of Missouri, without giving regard to the conflict of law provisions thereof. Any legal action arising out of this Agreement may only be brought in the Circuit Court in St. Louis County and/or the United States District Court in St. Louis, Missouri.
(k)    Execution. An authorized representative of the Company has signed this Agreement, and Employee has signed this Agreement to evidence Employee’s acceptance of the award on the terms specified in this Agreement and the Plan, all as of the Date of Grant.
(l)    Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A of the Code. Notwithstanding anything herein to the contrary, if Employee is determined to be a specified employee within the meaning of Section 409A of the Code, any payment on account of termination of employment shall be made on the first payroll date which is more than six months following the date of Employee’s termination of employment to the extent required to avoid any adverse tax consequences under Section 409A of the Code. To the extent necessary for compliance with Code Section 409A, references to termination of employment under this Agreement shall mean a “separation from service” within the meaning of Section 409A of the Code.
SECTION 7
TERMS OF THE PLAN

This award is granted under and is expressly subject to all the terms and provisions of the Plan, which terms are incorporated herein by reference. The Plan and this Agreement are administered by the Committee. Any determination under the Plan or this Agreement made by the Committee shall be at the Committee’s sole discretion. Capitalized terms used and not otherwise defined in this Agreement shall have the same meanings ascribed to them in the Plan.
Signature page follows.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this ___ day of ________, 2021.
Reinsurance Group of America, Incorporated
By: ____________________________
Anna Manning
President & Chief Executive Officer
Employee
_______________________________
Name: _________________________

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